SUB-ITEM 77 C:
 Submission of
 matters to a
vote of security holders


FEDERATED PREMIER
 INTERMEDIATE
 MUNICIPAL INCOME FUND
An Annual Meeting
of Fund shareholders
(Common Shares and
 Preferred Shares)
was held on September
 19, 2008. On July 8, 2008,
the record date for
shareholders voting
at the meeting, there
were 6,946,981 total
outstanding shares.
The following item
was considered
by shareholders and
the results of their
 voting are listed
below. Unless otherwise
noted, each matter was
 approved.
Election of four Class
 II Trustees - Common
Shares and Preferred Shares:
1. J. Christopher Donahue
For





Withheld
Authority
to Vote
6,589,482

194,603

2. Nicholas P. Constantakis
For





Withheld
Authority
to Vote
6,602,132

181,953

3. John F. Cunningham
For





Withheld
Authority
to Vote
6,607,452

176,633

4. Marjorie P. Smuts
For





Withheld
Authority
to Vote
6,583,482

200,603

An Annual Meeting of
 Fund shareholders
(Preferred Shares)
 was held on September
19, 2008. On July 8,
2008, the record date for
shareholders voting at
the meeting, there were
2,441 total outstanding
 shares. The following
item was considered by
shareholders and
the results of their
 voting are listed below.
 Unless otherwise noted,
 each matter was approved.
Election of Two Trustees -
Preferred Shares only:
1. Peter E. Madden
For





Withheld
Authority
to Vote
2,125

0

2. John S. Walsh
For





Withheld
Authority
to Vote
2,125

0

The following Trustees
 of the Fund continued
their terms as Trustees
 of the Fund:  John F.
 Donahue, Thomas G. Bigley,
 John T. Conroy, Jr.,
 Charles F.
Mansfield, Jr.,
 John E. Murray, Jr.,
 J.D., S.J.D.,
 R. James Nicholson,
 Thomas M. O'Neill,
and James F. Will.

The Definitive Proxy
Statement for this
 Annual Meeting was
filed with the Securities
 and
Exchange Commission
on July 22, 2008, and
is incorporated by reference.
 (File No.
811-21249)